UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2011

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

ViroPharma Incorporated (“ViroPharma”) previously entered into an Exclusive Clinical Study and Data License Agreement, dated June 12, 2009, as amended (the “Agreement”) with Genzyme Corporation (“Genzyme”). Pursuant to the terms of the Agreement, ViroPharma exclusively licensed certain clinical studies that Genzyme has performed and/or sponsored relating to its proprietary product, tolevamer, including the data generated from the clinical studies. In consideration for exclusive rights to the clinical studies and data generated from such clinical studies, ViroPharma will pay Genzyme royalties of 10%, 10% and 16% on the net sales of Vancocin (vancomycin hydrochloride capsules, USP) for the three year period following approval of the supplemental new drug application (sNDA) described below and lower royalties on sales of any authorized generic. The royalty rates payable to Genzyme on sales of an authorized generic vary depending on the number of parties selling a generic vancomycin product. ViroPharma’s sNDA for Vancocin updates Vancocin’s label based on safety and efficacy data generated in two pivotal studies of Genzyme’s investigational drug, tolevamer, versus Vancocin and metronidazole in Clostridium difficile patients. As described below, the U.S. Food and Drug Administration (FDA) approved the sNDA today.

The Agreement continues in effect unless terminated earlier pursuant to its terms. In addition to standard termination rights provided to each party, ViroPharma may terminate the Agreement at any time after the expiration of the royalty term. The royalty term commences on the day following approval by FDA of the sNDA and will continue until the third anniversary of such date.

ViroPharma intends to file a copy of the Agreement, as amended, as exhibits to ViroPharma’s annual report on Form 10-K for the year ended December 31, 2011 with portions omitted and filed separately with the Securities Exchange Commission pursuant to a request for confidential treatment.

Item 8.01	Other Events.

ViroPharma today announced the modernization of labeling for Vancocin made effective through FDA’s approval of the sNDA. As a result of today’s sNDA approval, ViroPharma believes Vancocin meets the requirements for and thus has three years of exclusivity during which generic vancomycin capsules will not be approvable. Under FDA’s regulations, labeling changes based on new clinical investigations may be entitled to three years of exclusivity, and generic drug labeling cannot include information protected by such three-year exclusivity. A generic may seek approval by omitting labeling protected by three-year exclusivity; however, if such omissions render the generic drug less safe or effective, it cannot be approved until the three-year exclusivity expires. ViroPharma believes that an attempt to omit the protected labeling changes would render generic versions of Vancocin less safe and effective. These and other issues regarding the modernized Vancocin labeling and its impact on generic vancomycin applications will be detailed in an upcoming filing to the Vancocin citizen petition. Ultimately, the decision on a grant of three-year exclusivity and its affect on generic vancomycin capsule approvals resides with the FDA. ViroPharma also provided updates on ViroPharma’s ongoing citizen petition and litigation with the FDA regarding Vancocin.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description

	99.1	Press release dated December 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: December 14, 2010	By:	/s/ J. Peter Wolf

J. Peter Wolf
Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description

99.1	Press release dated December 14, 2011.